UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2011

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Main St. Suite 400, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 526-3005

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2011, Forward Industries, Inc. (the “Company”) was advised that a complaint had been filed on such date in the Superior Court of the State of California, Orange County, by Targus Group International, Inc., Targus, Inc., and Targus Holdings, Inc. (collectively, “Targus” or “plaintiffs”).  The complaint alleges that (i) a sales and marketing employee of the Company (a former employee of Targus) breached fiduciary duties of loyalty to Targus; (ii) the Company, its Chief Executive Officer, Brett M. Johnson, and certain as yet unspecified other persons aided and abetted the employee in his alleged breach of such fiduciary duties; (iii) Brett Johnson violated a non-solicitation/no hire covenant with Targus allegedly binding on him in connection with the Company’s hire of certain personnel; and (iv) that the Company, Brett Johnson, the employee, and such as yet unspecified other persons engaged in unfair competition against Targus.  The complaint seeks exemplary damages, reimbursement of costs and fees, unspecified injunctive relief, and disgorgement by the employee of certain compensation received.  Monetary amounts of damages are not specified.

The Company believes that the complaint is without merit and intends to vigorously contest the allegations contained in it.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2011	By:	/s/ Brett M. Johnson
		Name:	Brett M. Johnson
		Title:	Principal Executive Officer